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                                                                   EXHIBIT 99(a)


                            VALLEY INDUSTRIES, INC.

                   PROXY FOR SPECIAL MEETING OF STOCKHOLDERS

                         _______________________,1996




         The undersigned hereby appoints ________, _________ and _______________, and each of them, with full power of substitution, proxies for the undersigned to represent and to vote all shares of common stock of Valley Industries, Inc. ("Industries") which the undersigned would be entitled to vote, as fully as the undersigned could vote and act if personally present, at the Special Meeting of the Stockholders and of the partners of "Z" Leasing Co., a Nevada general partnership ("Z Leasing"), to be held on ______________, 1996, and all adjournments thereof. The proxies are authorized to vote in their discretion upon all other matters properly brought before the meeting.


                       THE BOARD OF DIRECTORS RECOMMENDS
                            A VOTE FOR THE PROPOSAL

         For the approval and adoption of an Agreement and Plan of Merger, dated as of May 17, 1996 (the "Merger Agreement") among JP Foodservice, Inc. ("JP"), JPF Distributors, Inc. ("JPF Distributors"), Industries, E&H Distributing Co., Inc., and the stockholders of Industries pursuant to which:
(a) Industries will merge into JPF Distributors and JPF Distributors will be the surviving corporation (the "Merger"), (b) each share of common stock, par value $.001 per share, of Industries issued and outstanding immediately prior to the effective date of the Merger shall be converted into that number of shares of common stock, par value $.01 per share of JP determined by dividing
(x) the excess (A) of $42.2 million, subject to adjustments as specified in the Merger Agreement, over (B) $18 million minus the total indebtedness of "Z" Leasing at May 31, 1996 and subject to other adjustments as specified in the Merger Agreement by (y) $21.01, and dividing such number by the number of shares of Industries Common Stock outstanding on the date and at the time of consummation of the Merger, and (c) that cash shall be paid in lieu of fractional shares, all as described in the Information Statement/Prospectus of Industries, "Z" Leasing and JP.


       / / FOR                   / / AGAINST               / / ABSTAIN


             Please sign on the reverse side and return promptly
                    in the enclosed postage-paid envelope
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         The undersigned hereby acknowledges receipt of the Notice of Special
Meeting of Stockholders and the Information Statement/Prospectus. Any proxy heretofore given to vote said common stock is hereby revoked. The undersigned hereby ratifies and confirms all that said proxies or their proxies or their substitutes may lawfully do by virtue hereof. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSAL.

                                  Please complete, date and sign your name(s) as it appear(s) to the left and return in the enclosed envelope.

                                  Date                                   , 1996
                                       ----------------------------------

                                  Signature
                                           ------------------------------------
                                  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF VALLEY INDUSTRIES, INC.

IMPORTANT - Please sign, date and return this Proxy in the enclosed envelope, which requires no postage if mailed in the United States.